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                                                                    EXHIBIT 10.1

                               FORM OF MANAGEMENT
                              EMPLOYMENT AGREEMENT



     This Agreement is made as of the ______ day of August, 1998 between Security Dynamics Technologies, Inc., a Delaware corporation (the "COMPANY"), and "Name", an employee of the Company (the "EMPLOYEE").

                                    RECITALS

     The Employee is currently employed as a "Title" of the Company. The Company desires to continue to employ the Employee and the Employee desires to continue to be employed by the Company.

                                   WITNESSETH

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT.

       (a) The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof (the "COMMENCEMENT DATE") and ending on the date that is the 18-month anniversary of the Commencement Date (the "EMPLOYMENT PERIOD"), unless sooner terminated in accordance with the provisions of Section 4.

       (b) During the Employment Period, the Company shall not:

          (i) reduce the Employee's annual base salary or benefits as provided in Section 3;

          (ii) materially diminish the Employee's position, duties, responsibilities, power, title, capacity or office in effect on the Commencement Date in order to reduce the Employee's total compensation; provided however, that the Company may assign the Employee to a new position within the general function area of the Employee's prior responsibilities during the Employment Period; or

          (iii) require the Employee to relocate the Employee's principal place of business more than 50 miles from the Employee's principal place of business as provided in Section 2.

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     2. TITLE; CAPACITY. During the Employment Period, subject to the terms of
Paragraph 1(b)(ii) above, the Employee shall serve as "FullTitle" and shall have a principal place of business at the Company's headquarters located at 20 Crosby Drive, Bedford, Massachusetts. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to the Employee by, the Board of Directors of the Company (the "BOARD") or such officer of the Company as may be designated by the Board. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him or her. The Employee agrees to devote the Employee's entire business time, attention and energies to the business and interests of the Company during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.

     3. COMPENSATION AND BENEFITS.

      (a) SALARY. The Company shall pay the Employee, in bi-weekly installments, an annual base salary of "Salary". In January of each year during the Employment Period, the Employee's base salary shall be subject to adjustment as determined by the Board.

      (b) BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him or her eligible to participate, including, but not limited to, health, dental, disability and life insurance.

     4. EMPLOYMENT TERMINATION DURING THE EMPLOYMENT PERIOD.

      (a) During the Employment Period, the employment of the Employee by the Company pursuant to this Agreement shall terminate only upon the occurrence of either of the following:

          (i) at the election of the Company for "Cause" (as defined below), in accordance with the terms of Paragraph 4(c) below;

          (ii) upon the death or disability of the Employee; or

          (iii) at the election of the Employee, upon thirty (30) days prior written notice of termination.

      (b) DEFINITION OF "CAUSE". For purposes of this Agreement, "CAUSE" for termination shall be deemed to exist upon:

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          (i) a good faith finding by the Company of the failure of the Employee to perform his or her assigned duties for the Company, in accordance with the process set forth in Paragraph 4(c) below; or

          (ii) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any felony involving dishonesty.

      (c) DETERMINATION OF NONPERFORMANCE OF DUTIES. Within ninety (90) days following the date set forth above, Charles Stuckey or Arthur Coviello (collectively, the "Managing Executives") and the Employee shall agree in writing to a set of performance metrics relating to the Employee's duties. At any time during the Employment Period, either Managing Executive may, at his reasonable discretion, give the Employee written notice that the Employee has not performed his or her duties in accordance with such performance metrics. The Employee shall have sixty (60) days from the date of receipt of such notice (the "Cure Period") to cure such failure. Upon expiration of the Cure Period, in the event that either Managing Executive makes a good faith finding that the Employee has not cured the failure to the Managing Executive's reasonable satisfaction, then the Employee's employment shall terminate on the 30th day following expiration of the Cure Period.

      (d) DEFINITION OF "DISABILITY". For purposes of this Agreement, "DISABILITY" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or metal impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     5. TERMINATION DURING THE EMPLOYMENT PERIOD. In the event the Employee's employment with the Company is terminated during the Employment Period: (i) for Cause, as set forth in Paragraph 4 above, (ii) voluntarily by the Employee, or
(iii) by reason of the Employee's death or disability, the Company shall pay to the Employee or his or her estate the compensation and benefits which would otherwise be payable to the Employee through the last day of his or her actual employment by the Company.

         6. GENERAL.

      (a) PRIOR AGREEMENTS. This Agreement shall have no effect on any prior written agreements between the Company and the Employee relating to the subject matter covered hereby. Notwithstanding the foregoing, this Agreement supersedes and replaces any prior oral agreements between the Company and the Employee relating to the subject matter covered hereby.

      (b) GOVERNING LAW. The terms of this Agreement shall be governed by the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

      (c) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to the assets or business of the Company.

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      (d) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

      (e) SAVINGS CLAUSE. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                            SECURITY DYNAMICS
                                            TECHNOLOGIES, INC.



                                            By:_________________________________
                                            Name:
                                            Title:

                                            EMPLOYEE



                                            ____________________________________
                                            "Name"



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This Form of Employment Agreement (or comparable form) was entered into by the following persons:

    Name                         Date of Agreement                Title                       Annual Base Salary
John Adams                        September 4, 1998      Senior Vice President,                   $190,000
                                                          Engineering

                                  September 4, 1998      Senior Vice President, Chief             $160,000
Marian G. O'Leary                                         Financial Officer and Treasurer

Gary A. Rogers                    September 4, 1998      Senior Vice President, Worldwide         $190,000
                                                          Sales and Field Operations

                                  September 4, 1998      Senior Vice President, Marketing         $180,000

Scott T. Schnell

Margaret K. Seif                  September 4, 1998      Vice President and General               $120,000
                                                          Counsel

Albert E. Sisto                   September 4, 1998      Chief Operating Officer of RSA           $195,000
                                                          Data Security, Inc.


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